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                                                                     EXHIBIT 2.3


                              CALL OPTION AGREEMENT




BETWEEN:


- eBay Inc., a corporation organized under the laws of Delaware, whose principal offices are located at 2145 Hamilton Avenue, San Jose, CA 95125 U.S.A., represented by Matthew Bannick, duly authorized for the purposes hereof, hereafter referred to as the "PURCHASER",


                                                     AS PARTY OF THE FIRST PART,


AND :


-       [Seller's name and address],


                                          hereafter referred to as the "SELLER",

                                                    AS PARTY OF THE SECOND PART,

Purchaser and Seller being hereafter, from time to time, referred to as the "PARTIES".




RECITALS

1. The Seller owns shares of iBazar SA, a French societe anonyme with a share capital of Euros 2,342,107.70 divided into 46,842,154 shares with a par value of Euros 0.05 each, whose registered offices are located 1, rue de Flandre, 75019 Paris, registered with the Registry of Commerce and Companies of Paris under number B 388 387 425.

2. By virtue of a Contribution Agreement signed between the Parties at the date hereof, the Seller undertook to contribute all of the shares of iBazar he owned to a Belgian holding company, eBay Belgium Holdings S.A. ("EBH"), to be set up and wholly owned by the


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        Purchaser. As a result of such contribution, the Seller shall own
        [Seller's ownership #] shares of EBH (the "EBH SHARES").

3. The Seller hereby irrevocably grants to the Purchaser an option to purchase all of his EBH shares in consideration for shares of the Purchaser, under the terms and conditions set forth thereafter.

4. Capitalized items used in this agreement (the "AGREEMENT") and not otherwise defined shall have the meaning assigned to them in the Contribution Agreement referred to in paragraph 2 above.



NOW THEREFORE, IT IS AGREED AS FOLLOWS:



                            ARTICLE 1 -- CALL OPTION

Subject to the condition precedent set forth in Article 2 hereafter, the Seller hereby irrevocably undertakes to allow the Purchaser to proceed with the exchange of the EBH Shares for a number of shares of common stock to be issued by Purchaser (the "SHARES") determined in accordance with the formula provide in
Exhibit 1 of this Agreement. The right for the Purchaser to call for delivery of the EBH Shares held by the Seller in exchange for the Shares shall be hereafter referred to as the "CALL OPTION".

Should Purchaser elect to exercise the Call Option, it shall exercise it on all the EBH Shares then held by the Seller.




                        ARTICLE 2 -- CONDITION PRECEDENT


This Agreement is subject to the completion of the Closing of the Contribution Agreement referred to in paragraph 2 of the Recitals above, under the terms and conditions set forth in said Contribution Agreement. Should the Closing of the Contribution Agreement not be completed, this Agreement would become null and void.



                              ARTICLE 3 -- DURATION

The Purchaser shall be entitled to exercise its Call Option at any time during the period of six (6) months commencing twenty (20) months after the Closing Date (as this term is defined in the Contribution Agreement) (the "CALL OPTION PERIOD").


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Upon expiration of the Call Option Period, the Purchaser shall forfeit the right under this Agreement to request that the EBH shares held by the Seller be exchanged for the Shares.

Notwithstanding the provisions of the first paragraph of this Article 3, Purchaser shall have, at any time during the twenty months following the Closing Date, the right to exercise its Call Option in connection with any of the following events (the "ACCELERATION EVENTS"): (i) trade sale to an unrelated party of more than 50% of the stock of the Purchaser or of assets of the Purchaser representing over 50% of the value of the Purchaser, or (ii) any merger or split-off of the Purchaser, or any other similar corporate restructuring of the Purchaser in which Purchaser is not the survivor, or (iii) winding up of the Purchaser or any other liquidation procedure. The Purchaser shall notify the Seller that an Acceleration Event is about to occur as soon as possible after publication of such event and in no event less than thirty (30) days before the date of said Acceleration Event. The Seller shall in such event be free to require the exchange of all of the EBH Shares that he may own at that time, notwithstanding any provision to the contrary or any restriction provided for in this Agreement.


                            ARTICLE 4 -- RESTRICTIONS

For a period of two (2) years following the Closing Date, the Seller shall not sell, assign, transfer, convey or otherwise deliver to any third party, in whole or in part, the ownership of any of his/its EBH Shares, pledge such shares or grant any right on such shares to any third party, except as provided for in the Put Option Agreement between Seller and Purchaser dated February 21, 2001.



                             ARTICLE 5 -- COMPLETION

The Purchaser will notify the Seller (with copy to EBH and the transfer agent appointed by Purchaser (the "Transfer Agent")) of Purchaser's decision to exercise the Call Option. Such notification will confirm: (a) the number of EBH Shares to be acquired by Purchaser, (b) the number of Shares to be transferred by Purchaser in exchange for the EBH Shares, and (c) the name of the Transfer Agent. Within 2 business days after receiving such notification, the Seller will notify Purchaser (with a copy to the Transfer Agent and EBH) of the name of the brokerage agent with whom Seller has opened an account, the applicable account number, and other reference information reasonably requested by Purchaser for such account.

The exchange of shares shall take place promptly after the Seller's notification is issued, and upon receiving such notification: (a) Purchaser will instruct Transfer Agent to issue the appropriate number of Shares and certificates evidencing such Shares, and the Transfer Agent will transfer such Shares to the Seller's designated brokerage agent; (b) EBH shall amend its register of shares to properly reflect the transfer of the exchanged EBH Shares to the Purchaser; and (c) EBH will immediately notify such transfer to the Purchaser, the Transfer Agent, and the Seller.


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With respect to any EBH Shares held in escrow, completion will be accomplished under the provisions set forth in the applicable escrow agreement between the parties.

The Purchaser and the Seller agree to use their reasonable commercial efforts prior to the Closing Date (as this term is defined in the Contribution Agreement) to implement a completion process that will result in an exchange transaction being completed as quickly as possible and in any event within four business days from Purchaser's notification.



                   ARTICLE 6 -- REPRESENTATIONS AND WARRANTIES

6.1. The Purchaser represents and warrants that the Shares, when issued in accordance with the terms and provisions of this Agreement, will be duly authorized, validly issued, fully paid and non assessable and will not be subject to any preemptive or other statutory right of stockholders and, subject to Seller's representations and warranties set forth below, will be issued in compliance with applicable United States Federal and state, and foreign, securities laws. During the term of this Agreement, the Purchaser will at all times have authorized, and reserved for issuance and delivery upon exercise of the Call Option, a sufficient number of shares of its common stock from time to time issuable upon exercise of the Call Option.

6.2 The Seller represents and warrants that he/it shall have complete and unrestricted power to enter into and perform this Agreement and transfer, assign and deliver any EBH Share upon which the Purchaser may exercise its Call Option, and that such EBH Shares shall be free and clear from any security interests, liens, encumbrances, restrictions, or rights to the benefit of any third party.

6.3 (a) Seller is aware (i) that the Shares will not be issued pursuant to a registration statement under the Securities Act of 1933, as Amended (the "Act"), but will instead be issued in reliance on the exemption from registration set forth in Section 4(2) of the Act and in Regulation D under the Act and (ii) that the issuance of such common stock of Purchaser has not been approved or reviewed by the SEC or any other governmental agency.

    (j) Seller is aware that the Shares cannot be resold unless registered under the Act or unless an exemption from registration is available. Seller is also aware that: (i) except pursuant to the Registration Rights Agreement, Purchaser is under no obligation to file a registration statement with respect to the Shares, and (ii) the provisions of Rule 144 under the Act will permit resale of Shares under only limited circumstances, and such Shares must be held by the Seller for at least one year before it can be sold pursuant to Rule 144.

    (k) The Shares will be acquired by Seller for investment and for his or its own account, and not with a view to, or for resale in connection with, any unregistered distribution thereof.

    (l) Seller has examined Purchaser's SEC filings, including Purchaser's Annual Report on Form 10-K and associated definitive proxy statement for the year ended December 31, 1999, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June


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        30, 2000, and September 30, 2000, and its Current Report on Form 8-K
        filed in January 2001, including the risk factors described therein. Without limiting the generality of the foregoing, the Seller specifically acknowledges that the price of Purchaser's common stock has been, and will likely continue to be, volatile.

    (m) Seller has been given the opportunity (i) to ask questions of, and receive answers from, persons acting on behalf of the Purchaser concerning the contemplated issuance of the Shares and the business of Purchaser, and (ii) to obtain additional information necessary to verify the accuracy of the information set forth in the documents made available to Seller.

    (n) Seller is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities like the Shares.

    (o) Seller is an "accredited investor" (as such term is defined in Rule 501 under the Act).

    (p) Seller understands that stop transfer instructions will be given to Purchaser's transfer agent with respect to the Shares, and that there will be placed on the certificate or certificates representing the Shares a legend similar in effect to the following:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES AND EXCHANGE ACT OF 1933 (THE `ACT') AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

    (q) Seller acknowledges that Purchaser will rely upon these representations and warranties of Seller for purposes of determining the availability of an exemption from the registration requirements of the Act.



                             ARTICLE 7 - STOCK SPLIT

All numbers contained in, and all calculations required to be made pursuant to this Agreement shall be adjusted as appropriate in order to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by the Purchaser and/or EBH after the date hereof.


                                  ARTICLE 8 -- MISCELLANEOUS

8.1.     AMENDMENT

         This Agreement may be amended, modified, or supplemented only by an instrument in writing executed by the Parties hereto.

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8.2.    ASSIGNMENT

        The Purchaser may at any time assign all or any part of its rights and/or obligations under this Agreement to any of its Affiliates or any other person, and any assignee of the Purchaser shall succeed to and be possessed of the rights of the Purchaser hereunder to the extent of the assignment made, provided, however, that any such assignment by the Purchaser shall not relieve the Purchaser of its obligations hereunder.

8.3.    PARTIES IN INTEREST - NO THIRD PARTY BENEFICIARIES

        Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the Parties hereto. Neither this Agreement nor any other agreement contemplated herein shall be deemed to confer upon any person not a Party hereto or thereto any rights or remedies hereunder or thereunder.


8.4.    WAIVER

        No waiver by any Party of any default or breach by the other Party of any representation, warranty, covenant or condition contained in this Agreement, or in any exhibit or any document, instrument, or certificate contemplated herein, shall be deemed to constitute a waiver of any subsequent default or breach by such Party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any Party in exercising any right, power, or remedy under this Agreement or at Law shall operate as a waiver thereof or otherwise prejudice any of such Party's rights, powers and remedies. All remedies shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

8.5.    COSTS, EXPENSES AND LEGAL FEES

        Whether or not the transactions contemplated herein are consummated, each Party hereto shall bear its own costs and expenses (including attorneys' fees), except that each Party hereto agrees to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred by the other Party in successfully (i) enforcing any of the terms of this Agreement, or (ii) proving that the other Party breached any of the terms of this Agreement.

8.6.    ENTIRE AGREEMENT

        This Agreement and the Contribution Agreement executed by the Parties on the same date constitute the entire agreement of the Parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the Parties, with respect to the subject matter hereof.


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8.7.    SEVERABILITY

        If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future Legal Requirements effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision was never a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

8.8.    NOTICES

        Any notice or communication hereunder must be in writing and given (i) by depositing the same in the mail, addressed to the Party to be notified, postage prepaid and registered with return receipt requested and received, (ii) by sending the same by express courier, or (iii) by delivering the same in person. Such notice shall be deemed received on the date on which it is hand-delivered or on the second business day following the date on which it was sent by express courier. If sent by registered mail, such notice shall be deemed received on the third business day following the date on which it is so mailed, when mailed within the same country, or on the tenth business day following the date on which it is so mailed, when mailed from a country different from the country of destination.

        For purposes of giving notice, the addresses of the Parties shall be:

        For the Seller:

                                              The address indicated in the
                                              headings of this Agreement.

        For the Purchaser:

                                              eBay Inc.
                                              Attention: General Counsel
                                              2145 Hamilton Avenue
                                              San Jose, CA 94125

Any Party may change its address for notice by written notice given to the other Party in accordance with this Article 3.8.

8.9.    CONFIDENTIALITY - PUBLICITY AND DISCLOSURES

8.9.1. Each Party shall keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated herein without the prior knowledge and written consent of the other Party hereto. The foregoing shall not prohibit any DISCLOSURE: (i) required by Legal Requirements or regulatory authorities to be made by one of the Parties, provided that


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        the Party required to make such disclosure shall first consult with the other Party with respect to the form and substance of the proposed disclosure; (ii) to attorneys, accountants, investment bankers, or other agents of the Parties assisting the Parties in connection with the transactions contemplated herein; and (iii) by the Purchaser in order to comply with the law or the regulations of the Stock Exchange (Nasdaq) on which the Purchaser is traded.

8.9.2. In the event that the transactions contemplated herein are not consummated for any reason whatsoever, the Parties hereto agree not to disclose any confidential, proprietary and/or non public information they may have concerning the affairs of the other Parties, except for information that is required by Legal Requirements to be disclosed; provided that, in the event that the transactions contemplated herein are not consummated, nothing contained herein shall be construed to prohibit the Parties hereto from operating businesses in competition with those of other Party.

8.11    GOVERNING LAW - ARBITRATION

8.10.1 This Agreement and the rights and obligations of the Parties hereto shall be governed by and construed and enforced in accordance with the laws of the state of California.

8.10.2 Notwithstanding any provision to the contrary contained in this Agreement, any dispute, action or proceeding arising out of or relating to this Agreement shall be made solely in accordance with the arbitration provision set forth in Article 11 of the Contribution Agreement.

8.11    SPECIFIC PERFORMANCE.

Notwithstanding any requirement for arbitration proceedings contained herein, the right of the Purchaser to call for the delivery of Seller's EBH shares in exchange for Shares is unique, and accordingly, the Parties agree that, in addition to any other remedies that may be available to Purchaser in law or at equity or pursuant to the provisions of this Agreement, the Purchaser shall have the right to seek enforcement of Seller's obligation to deliver such EBH Shares by an action for specific performance or injunctive relief to the full extent permitted by law.



IN WITNESS WHEREOF, the Parties have signed this Agreement in 2 originals on ________________, 2001.




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By :                                            By :

eBay Inc                                        [____________]




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